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                                                                    EXHIBIT 3.18

                                     BY-LAWS

                                       of

                                 D-M-E COMPANY

                                    ARTICLE I

                                     Offices

         SECTION 1.1. Offices. D-M-E Company (the "Corporation") may have offices either within or without the State of Delaware. The registered office of the Corporation and the name of the registered agent of the Corporation are as is set forth in the Certificate of Incorporation of the Corporation, or as may subsequently be or have been changed by resolution of the Board of Directors (the "Board").

                                   ARTICLE II

                            Meetings of Stockholders

         SECTION 2.1. Annual Meetings. An annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as the Board may from time to time determine, and at such place and hour as shall be designated by the Board in the notice thereof.

         SECTION 2.2. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time by the Board and such meeting shall be held on such date and at such place and hour as shall be designated in the notice thereof.

         SECTION 2.3. Notice of Meetings. Notice of each meeting of the stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of, or to vote at, such meeting by delivering a typewritten or printed notice thereof to such stockholder personally or by depositing such notice in the United States mail, postage prepaid, directed to such stockholder at his address as it appears on the stock record of the Corporation. Every such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

         SECTION 2.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the

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                                                                               2

adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 2.5. Quorum and Manner of Acting. The presence in person or by proxy of stockholders holding of record a majority of the shares of stock of the Corporation entitled to be voted shall constitute a quorum for the transaction of business at any meeting of the stockholders. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat, or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting, may adjourn such meeting from time to time in the manner provided in Section 2.4 until stockholders holding the amount of stock requisite for a quorum shall be present in person or by proxy. The absence from any meeting in person or by proxy of stockholders holding the number of shares of stock of the Corporation required for action upon any given matter, shall not prevent action at such meeting upon any other matter which may properly come before the meeting if there shall be present thereat, in person or by proxy, stockholders holding the number of shares of stock of the Corporation required in respect of such other matter.

         SECTION 2.6. Organization of Meetings. At each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

         (a) the Chairman of the Board, or, if he is not present or if no person holds such office, any officer of the Corporation designated by the Board; or

         (b) any officer of the Corporation designated by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

The person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

         SECTION 2.7. Order of Business. The order of business at each meeting of the stockholders shall be determined by the chairman of the meeting, but such order of business may be changed by a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

         SECTION 2.8. Voting. Each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation which has voting power on the matter in question held by him and registered in his name on the stock record of the Corporation:

         (a) on the date fixed pursuant to the provisions of Section 8.6 of
Article VIII of these By-laws as the record date for the determination of stockholders who shall be entitled to receive notice of and to vote at such meeting; or

         (b) if no record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of the meeting shall be given or, if notice

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                                                                               3

of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held, or if no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall have been fixed, the day on which the first written consent is expressed.

Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Any vote of stock of the Corporation may be given at any meeting of the stockholders by the person entitled to vote the same in person or by proxy appointed by an instrument in writing delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to voting of the proxy. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by these By-laws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which are present in person or represented by proxy at the meeting. Unless otherwise directed by the chairman of the meeting, the vote at any meeting of the stockholders on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy if there be such proxy, and shall state the number of share voted.

         SECTION 2.9. Consent in Lieu of Meeting. Anything herein to the contrary notwithstanding, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken at any annual or special meeting of such stockholders or may be taken without a meeting and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and any certificate filed with respect to such matter shall state that such written notice has been given.

         SECTION 2.10. List of Stockholders. It shall be the duty of the officer of the Corporation who shall have charge of the stock ledger of record, either directly or through another officer of the Corporation or agent thereof, to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, either at the place where the meeting is to be held or at such other place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting. Such list shall also be produced and kept at the

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time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock record shall be the only evidence as to who are the stockholders entitled to examine the stock record, such list or the books of the Corporation or to vote in person or by proxy at any meeting of the stockholders.

         SECTION 2.11. Inspectors. Either the Board or, in the absence of a designation of inspectors by the Board, the chairman of the meeting may, in its or his discretion, appoint two or more inspectors, who need not be stockholders, who shall receive and take charge of ballots and proxies and decide all questions relating to the qualification of those asserting the right to vote and the validity of ballots and proxies. In the event of the failure or refusal to serve of any inspector designated by the Board, the chairman of the meeting shall appoint an inspector to act in place of each such inspector designated by the Board. In the absence of a designation of inspectors by the Board and the chairman of the meeting, the secretary of the meeting shall perform the duties which would otherwise have been performed by the inspectors.

                                   ARTICLE III

                               Board of Directors

         SECTION 3.1. General Powers. The property, business, affairs and policies of the Corporation shall be managed by or under the direction of the Board.

         SECTION 3.2. Number and Term of Office. The number of directors which shall constitute the Board shall be one or more persons as such number shall be fixed from time to time by a vote of a majority of the Board. Each of the directors of the Corporation shall hold office until the annual meeting after his election and until his successor shall be elected and shall qualify or until his earlier death or resignation or removal in the manner hereinafter provided.

         SECTION 3.3. Election. Except as provided in Section 3.6 of this
Article III, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders, and each director so elected shall hold office until the next annual meeting and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Directors need not be stockholders of the Corporation or residents of the State of Delaware.

         SECTION 3.4. Meetings. (a) Regular Meetings. Regular meetings of the Board or any committee thereof shall be held as the Board or such committee thereof shall from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day, shall be postponed until the next succeeding business day.

         (b) Special Meetings. Special meetings of the Board, at which any and all business may be transacted, shall be held whenever called by President, Chairman or any two directors.

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                                                                               5

         (c) Notice of Meetings. No notice of regular meetings of the Board or of any committee thereof or of any adjourned meeting thereof need be given. Notice shall be given to each director of each special meeting of the Board or adjournment thereof, including the time and place thereof. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him at such place by facsimile, telegraph, cable, wireless or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held, but notice need not be given to any director who shall attend such meeting. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice. The purposes of a meeting of the Board or any committee thereof need not be specified in the notice thereof.

         (d) Time and Place of Meetings. Regular meetings of the Board or any committee thereof shall be held at such time or times and place or places as the Board or such committee may from time to time determine. Each special meeting of the Board or any committee thereof shall be held at such time and place as the caller or callers thereof may determine. In the absence of such a determination, each regular meeting or special meeting of the Board or any committee thereof shall be held at such time and place as shall be designated in the notices or waiver of notices thereof.

         (e) Quorum and Manner of Acting. A majority of the directors then in office and a majority of the members of any committee shall be present in person at any meeting thereof in order to constitute a quorum for the transaction of business at such meeting and the vote of a majority of the directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or for an act to be the act of the Board or such committee. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given.

         (f) Organization of Meetings. At each meeting of the Board, the Chairman of the Board or, if he is not present or if no person holds such office, any director chosen by a majority of the directors present thereat shall act as chairman of the meeting and preside thereat. The person whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof. The order of business at each meeting of the Board shall be determined by the chairman of such meeting.

         (g) Consent in Lieu of Meetings. Anything herein to the contrary notwithstanding, any action required or permitted to be taken at any meeting of the Board or any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in a writing or writings and such writing or writings are filed with the minutes of the proceedings of the Board or such committee.

         (h) Action by Communications Equipment. The directors may participate in a meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the

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                                                                               6

meeting can hear each other and such participation shall constitute presence in person at such meeting.

         SECTION 3.5. Compensation. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board or of any committee, or both, as the Board shall from time to time determine. The Board may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 3.6. Resignation, Removal and Vacancies. Any director may resign at any time by giving written notice of his resignation to the Board. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, when accepted by the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

         Any director may be removed at any time for cause or without cause by vote of the holders of a majority in voting interest of shares then entitled to vote at an election of directors. The vacancy in the Board caused by any such removal may be filled by the stockholders at such meeting or as provided in the next paragraph of these By-laws. Any director may also be removed at any time for cause by vote of a majority of the Board.

         In the case of any vacancy on the Board or in the case of any newly created directorship, a director to fill the vacancy or the newly created directorship for the unexpired portion of the term being filled may be elected by a majority of the directors of the Corporation then in office, though less than a quorum, or by a sole remaining director. The director elected to fill such vacancy shall hold office of the unexpired term in respect of which such vacancy occurred and until his successor shall be elected and shall qualify or until his earlier death or resignation or removal in the manner herein provided.

                                   ARTICLE IV

                                   Committees

         SECTION 4.1. Number, Appointment, Term of Office, etc. The Board, by resolution or resolutions passed by a majority of the Board, may designate one or more committees, each committee to consist of one or more directors then in office. Each member of any such committee shall continue as such only so long as he remains a director and may be removed at any time, with or without cause, by a majority of the Board. Any vacancy on any committee may be filled at any time by the vote of a majority of the Board.

         In the absence or in case of the disqualification of a member or members of any such committee, the member or members of such committee present and not

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                                                                               7

disqualified from voting at a meeting of such committee, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at such meeting in place of any absent or disqualified member.

         SECTION 4.2. Functions and Powers. Each committee shall have such functions and powers as the Board shall deem advisable and, subject to any limitations or restrictions which may be prescribed by resolution of the Board, if an Executive Committee is designated, it shall have and may exercise all the powers and authority of the Board in the management of the property, business, affairs and policies of the Corporation, including the power and authority to declare dividends and to authorize the issuance of stock of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

         SECTION 4.3. Rules. Subject to the provisions of these By-laws, each committee by resolution adopted by a majority of all the members thereof shall fix its rules of procedure.

                                    ARTICLE V

                                    Officers

         SECTION 5.1. Election and Appointment and Term of Office. The Corporation shall have such officers with such titles as shall be stated in a resolution of the Board, and with such duties as shall be given them as hereinafter provided or as may otherwise be specifically given them by the Board, but such officers shall include at least (a) a Chairman of the Board or one or more Vice-Chairman of the Board or a President or one or more Vice Presidents, or any or all the foregoing, and (b) a Secretary or one or more Assistant Secretaries or a Treasurer or one or more Assistant Treasurers, or any or all of the foregoing. One of such officers shall have the duty to record the proceedings of the meetings of stockholders and directors in a book to be kept for that purpose. Any number of offices may be held by the same person except that at least one person who holds an office referred to in clause (a) of the second preceding sentence shall not be the same as at least one person who holds any office referred to in clause (b) of the second preceding sentence.

         SECTION 5.2. Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice of his resignation to the Board. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, when accepted by the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

         Any officer, agent or employee elected or appointed by the Board may be removed, with or without cause, at any time by the Board. Any agent or employee appointed by an officer may be removed, with or without cause, at any time by such officer.

         A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided in these By-laws for election or appointment to such office.

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         SECTION 5.3. Duties and Functions. If any of the following offices is created and a person appointed or elected thereto, and unless the Board otherwise provides, such offices and person shall have the following duties and functions:

         (a) Chairman. If a Chairman of the Board is appointed or elected, he shall be a member of the Board; shall preside at meetings of the Board and of the stockholders at which he shall be present; shall perform such duties as are incident to the office of the Chairman of the Board; and shall perform such other duties as may from time to time be prescribed by the Board.

         (b) Chairman. If any Vice-Chairman or Vice-Chairman of the Board are appointed or elected, they shall be members of the Board; shall preside at meetings of the Board and of the stockholders, unless a Chairman of the Board is appointed or elected and is present; shall perform such duties as are incident to the office of the Vice-Chairman of the Board; and shall perform such other duties as may from time to time be prescribed by the Board.

         (c) Chairman of the Executive Committee. If a Chairman of the Executive Committee is appointed or elected, he shall preside at meetings of the Executive Committee; shall when requested consult with and advise the other officers of the Corporation; and shall perform such other duties as may be agreed upon with them or as the Board or the Executive Committee may from time to time determine.

         (d) President. If a President is appointed or elected, he shall, subject to the control of the Board, have general charge and management of the property, business and affairs of the Corporation and shall have the direction of and may assign duties to all other officers (other than the Chairman and any Vice-Chairman, if either or both is appointed or elected), agents and employees. He shall preside at meetings of the Board and the stockholders unless a Chairman or a Vice-Chairman of the Board is appointed or elected and is present.

         (e) Vice Presidents. If any Vice President or Vice Presidents are appointed or elected, they shall have such powers and duties as shall be prescribed by the President, if one is appointed or elected, or the Board. Vice Presidents for this purpose shall include Senior, Executive, Assistant and all other categories or types of Vice Presidents.

         (f) Secretary. If a Secretary is appointed or elected, he shall attend and keep the records of all meetings of the stockholders and the Board in one or more books kept for that purpose; shall give or cause to be given due notice of all meetings in accordance with these By-laws and as required by law; shall notify the several officers of the Corporation of all action taken by the Board concerning matters relating to their duties; shall transmit to the proper officers copies of all contracts and resolutions approved by the Board or any committees of the Board; shall be custodian of the seal of the Corporation and of all contracts, deeds, documents and other corporate papers, records (except accounting records) and indicia of title to properties owned by the Corporation as shall not be committed to the custody of another officer by the President, if one is appointed or elected, or the Board; shall affix or cause to be affixed the seal of the Corporation to instruments requiring the same when the same have been signed on

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                                                                               9

behalf of the Corporation by a duly authorized officer; shall perform all duties and have all powers incident to the office of Secretary; and shall perform such other duties as shall be assigned to him by the President, if one is appointed or elected, or the Board. One or more Assistant Secretaries may be appointed or elected, who shall perform all the duties and have all the powers of the Secretary in the absence of or in case of a failure to appoint or elect or when so delegated by the Secretary, and as the President, if one is appointed or elected, or the Board may direct.

         (g) Treasurer. If a Treasurer is appointed or elected, he shall perform all duties incident to the office of Treasurer and such other duties as shall be assigned to him by the President, if one is appointed or elected, or the Board. One or more Assistant Treasurers may be appointed or elected who shall perform all the duties and have all the powers of the Treasurer in the absence of or in the case of a failure to appoint or elect or when so delegated by the Treasurer, and as the President, if one is appointed or elected, or the Board may direct.

         (h) Controller. If a Controller is appointed or elected, he shall perform all the duties incident to the office of Controller and such other duties as may be assigned to him by the President, if one is appointed or elected, or the Board. One or more Assistant Controllers may be appointed or elected who shall perform all the duties and have all the powers of the Controller in the absence of or in the case of a failure to appoint or elect or when so delegated by the Controller, and as the President, if one is appointed or elected, or the Board may direct.

                                   ARTICLE VI

                      Waiver of Notices: Place of Meetings

         SECTION 6.1. Waiver of Notices. Anything herein to the contrary notwithstanding, whenever notice is required to be given to any director or member of a committee or stockholder, a waiver thereof in writing, signed by the person entitled to such notice shall be deemed equivalent to notice, whether given before or after the time specified therein and, in the case of a waiver of notice of a meeting, whether or not such waiver specifies the purpose of or business to be transacted at such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and does so object.

         SECTION 6.2. Place of Meetings. Any meeting of the stockholders, the Board or any committee may be held within or without the State of Delaware.

                                   ARTICLE VII

                 Execution and Delivery of Documents; Deposits;
                            Proxies; Books and Records

         SECTION 7.1. Execution and Delivery of Documents; Delegation. The Board shall designate the officers, employees and agents of the Corporation who shall have

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                                                                              10

power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confirmed to specific matters, all as the Board may determine. In the absence of such designation referred to in the first sentence of this Section, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

         SECTION 7.2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or any officer of the Corporation to whom power in that respect shall have been delegated by the Board shall select.

         SECTION 7.3. Proxies in Respect of Stock or Other Securities of Other Corporations. Unless otherwise provided by the Board, any officer of the Corporation shall have the authority from time to time to appoint an agent of agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, to vote or consent in respect of such stock or securities and to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as he may deem necessary or proper in order that the Corporation may exercise such powers and rights. Such officer may instruct any person or persons appointed as aforesaid as to the manner of exercising such powers and rights.

         SECTION 7.4. Books and Records. The books and records of the Corporation may be kept at such places within or without the State of Delaware as the proper officers of the Corporation may from time to time determine.

                                  ARTICLE VIII

             Certificates; Stock Record; Transfer and Registration;
                      New Certificates; Record Date, etc.

         SECTION 8.1. Certificates for Stock. Every holder of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman, a Vice-Chairman, the President or a Vice President of the Corporation and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any of or all such signatures may be facsimiles. In case any officer or authorized agent who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer or authorized agent before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer or authorized agent at the date of issue. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and a new certificate or

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                                                                              11

certificates shall not be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 8.4 of this Article.

         SECTION 8.2. Stock Record. A stock record in one or more counterparts shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. The person in whose name shares of stock stand on the stock record of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

         SECTION 8.3. Transfer and Registration of Stock. (a) Transfer. The transfer of stock and certificates of stock which represent the stock of the Corporation shall be governed by Article 8 of Subtitle I of Title 6 of the Delaware Code (as amended from time to time, the "Uniform Commercial Code").

         (b) Registration. Registration of transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with an officer of the Corporation, and on the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed.

         SECTION 8.4. New Certificates. (a) Lost, Stolen or Destroyed Certificates. Where a stock certificate has been lost, apparently destroyed or wrongfully taken, the issuance of a new stock certificate or the claims based on such certificate shall be governed by the Uniform Commercial Code.

         (b) Mutilated Certificates. Where the holder of any certificate for stock of the Corporation notifies the Corporation of the mutilation of such certificate within a reasonable time after he has notice of it, the Corporation will issue a new certificate for stock in exchange for such mutilated certificate theretofore issued by it.

         (c) Bond. The Board may, in its discretion, require the owner of the lost, stolen, destroyed or mutilated certificate to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties sufficient to indemnify the Corporation against any claim that may be made against it on account of the loss, theft, destruction or mutilation of any such certificate or the issuance of any such new certificate.

         SECTION 8.5. Regulations. The Board may make such rules and regulations as it may deem expedient, concerning the issue, transfer and registration of certificates for stock of the Corporation.

         SECTION 8.6. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights

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                                                                              12

in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                   ARTICLE IX

                                      Seal

         SECTION 9.1. Seal. The Board shall provide a corporate seal which shall be in the form of a circle and shall bear the full name of the Corporation and the word "Delaware".

                                    ARTICLE X

                                   Fiscal Year

         SECTION 10.1. Fiscal Year. The fiscal year of the Corporation shall end on the last day of December in each year, or such other date as the Board may determine.

                                   ARTICLE XI

                                   Amendments

         SECTION 11.1. Amendments. These By-laws may be amended, altered or repealed by the vote of a majority of the Board, subject to the power of the holders of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, by their vote given at an annual meeting or at any special meeting, to amend, alter or repeal any By-law made by the Board.

                                   ARTICLE XII

                                 Subject to Law

         SECTION 12.1. Subject to Law. All provisions of these By-laws are subject to requirements of applicable law and the Certificate of Incorporation of the Corporation.

                                  ARTICLE XIII

                                 Indemnification

         SECTION 13.1 Indemnification of Officers and Directors. The Corporation shall indemnify each of its directors or officers, who shall serve as a director or officer of this Corporation or of any other corporation at the request of this Corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

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                                                                              13

                                   ARTICLE XIV

                              Interested Directors

         SECTION 14.1 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.